                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                     National Semiconductor Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 29, 1995

    NOTICE is hereby given that the Annual Meeting of Stockholders of NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), will be held at 9:00 A.M., California time, on September 29, 1995, in the Hall of Cities Room of the Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

    1.To elect a Board of eight Directors; and

    2.To transact such other business as may properly come before such meeting or any adjournments thereof.

    The record date for the meeting is the close of business on August 18, 1995 and only the holders of Common Stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          JOHN M. CLARK III
                                          SECRETARY

August 25, 1995
                        PLEASE RETURN YOUR SIGNED PROXY

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                         [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

          PROXY STATEMENT FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1995

                     SOLICITATION OF PROXY AND REVOCABILITY

    This Proxy Statement is furnished to stockholders of NATIONAL SEMICONDUCTOR CORPORATION (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 1995 Annual Meeting of Stockholders of the Company to be held on September 29, 1995 or any adjournments thereof. Proxies in the form enclosed, which are properly executed by stockholders, returned to management, and not revoked, will be voted at such meeting and, where specification is made on the ballot, will be so voted.
Proxies received without specification, unless revoked, will be voted for management's proposals.

    Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and the election to vote in person.

    The  Company  will  bear  the entire  cost  of  solicitation,  including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or telegraph. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Rd., Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $6,500 plus out-of-pocket expenses, and The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105-9903 to assist in the counting of proxies for a fee of approximately $3,400 plus out-of-pocket expenses. August 25, 1995 is the approximate date this Proxy Statement and accompanying proxy first will be sent to stockholders of the Company.

                             ELECTION OF DIRECTORS

    It is recommended that the Board of Directors for the ensuing year consist of the eight directors who presently constitute the Board. Directors elected at the meeting will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director.

    The following table indicates the age, principal occupation or employment of each nominee and the year in which each nominee became a director of the Company.

                                                                                    DIRECTOR
         NOMINEE              PRINCIPAL OCCUPATION DURING LAST FIVE YEARS      AGE   SINCE
- -------------------------  --------------------------------------------------  ---  --------
Gilbert F. Amelio........  Chairman of the Board, President and Chief          52      1991
                           Executive Officer of the Company(1)
Gary P. Arnold...........  Chairman, President and Chief Executive Officer of  54      1989
                           Analogy, Inc.(2)
Robert Beshar............  Attorney -- self-employed                           67      1972
Modesto A. Maidique......  President, Florida International University(3)      55      1993
Edward R. McCracken......  Chairman and Chief Executive Officer of Silicon     51      1995
                           Graphics, Inc.(4)
J. Tracy O'Rourke........  Chairman and Chief Executive Officer of Varian      60      1992
                           Associates, Inc.(5)
Charles E. Sporck........  President and Chief Executive and Operating         67      1967
                           Officer of the Company(6)
Donald E. Weeden.........  Chief Executive of Weeden & Co., L.P., security     65      1962
                           dealers(7)

- --------------
(1) Mr. Amelio joined the Company in February 1991. Prior to joining the Company, he was President of Rockwell Communication Systems, a subsidiary of Rockwell International Corporation which he joined in 1983 as President of its Semiconductor Products Division. Mr. Amelio is a director of Chiron Corporation and Apple Computer, Inc. Mr. Amelio was named Chairman of the Board in July 1995.
(2) Mr. Arnold was Vice President and Chief Financial Officer of Tektronix, Inc. until October, 1992. Mr. Arnold served as Vice President, Finance and Assistant Secretary of the Company until April 1990.
(3)  Dr. Maidique is a director of Carnival Corporation.
(4)  Mr. McCracken is a director of Silicon Graphics, Inc.
(5) Mr. O'Rourke was Executive Vice President and Chief Operating Officer of Rockwell International Corporation until February 1990. Mr. O'Rourke is a director of Varian Associates, Inc. and General Instrument Corporation.
(6)  Mr. Sporck retired from the Company in June 1991.
(7) Mr. Weeden is a director of UAS Automation Systems, Inc., JMC Group Inc., and Combined Metals Reduction Corporation.

COMMITTEES AND MEETINGS OF BOARD OF DIRECTORS

    During fiscal year 1995, the Board of Directors held eight meetings and acted once by consent without a meeting. All nominees for director attended more than 75% of the aggregate number of meetings of the Board and committees of the Board on which they served during the year.

    During fiscal 1995, the Audit Committee of the Board met four times. This committee has the responsibility to review and approve the scope of the annual audit; to recommend to the Board the appointment of the independent public accountants; to interview the independent public accountants for review and analysis of the Company's financial staff, systems, and adequacy of controls; and to review any non-audit services of the independent public accountants. Current members of the Audit Committee are Messrs. Arnold, Beshar and Weeden.

    The Stock Option and Compensation Committee of the Board, which held four meetings during fiscal 1995, has the responsibility for administering the Company's various stock option plans, reviewing and evaluating the Company's compensation programs and plans, and establishing and administering the compensation policy and executive pay programs of the Company for the Company's executive officers, including setting compensation, base salary, bonuses and other incentive awards. This committee also has the responsibility to make recommendations to the Board concerning amendments to the stock option plan and certain other compensation plans and, in certain instances, to make amendments to such plans. The current members of this committee are Messrs. Arnold, Beshar, Maidique and O'Rourke.

    The Nominating Committee of the Board, which held three meetings during fiscal 1995, has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors. The members of this committee are Messrs. Maidique, O'Rourke and Sporck. Any stockholder who wishes to recommend a prospective nominee for the Board for the Nominating Committee's consideration may write: Gilbert F. Amelio, Chairman,
President and CEO, National Semiconductor Corporation, 1090 Kifer Road, M/S 16-100, Sunnyvale, California 94086-3737.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Stock Option and Compensation Committee are Messrs. Arnold, Beshar, Maidique and O'Rourke. Mr. Arnold was formerly Vice President, Finance and Chief Financial Officer of the Company until his resignation from the Company in April 1990. Mr. Beshar served as Secretary to the Board of Directors from 1965 to 1971.

    Peter J. Sprague, who retired from his directorship in May 1995, served on the Stock Option and Compensation Committee during fiscal 1995. At the time of Mr. Sprague's retirement, he was indebted to the Company in the total amount of $444,730.27 (including interest) as a result of loans in the total principal amount of $596,417.00 made to Mr. Sprague on October 27, 1987, July 20, 1988 and March 7, 1989. Interest charged on the loans was the prime interest rate quoted by Chase Manhattan Bank plus one percent (1%). During the fiscal year, the highest amount outstanding on the loans was $490,815.03 (including interest). As security for the loans, Mr. Sprague had pledged certain stock held by him in a privately held company that had its initial public offering during fiscal 1995. In connection with Mr. Sprague's retirement, the Company forgave the loan in its entirety.

    The Company is party to a License Agreement with Wave Systems Corporation ("Wave") providing for the cross licensing of certain technologies and intellectual property rights and joint development efforts. During his tenure as a director of the Company, Mr. Sprague was a director and Chief Executive Officer of Wave and owned more than 10% of the total issued and outstanding stock of Wave. Board members Arnold, Sporck and Weeden each own less than 10% of Wave's issued and outstanding stock. No monies were exchanged between the Company and Wave during fiscal 1995.

CERTAIN TRANSACTIONS AND RELATIONS

    Gilbert F. Amelio, Chairman of the Board, President and CEO of the Company, owns an airplane which is used for Company business travel. During part of fiscal 1994, the Company had an agreement with Mr. Amelio reimbursing him for his authorized business use of the airplane. The Company made payments totalling $21,072 during fiscal year 1994 under this agreement. During fiscal 1994, the Company entered into a new agreement with Mr. Amelio allowing use of the airplane on Company business by employees other than Mr. Amelio. Under the terms of this agreement, the Company is responsible for all direct costs associated with the operation of the airplane and pays an hourly rental fee to Mr. Amelio when the airplane is used on authorized Company business, whether by Mr. Amelio or others. The Company also employs pilots for the airplane which it owns, and these pilots devote a portion of their time to Mr. Amelio's airplane. Mr. Amelio also reimburses the Company for costs and expenses paid by the Company that are allocable to his personal use of the airplane. Under the revised agreement, payments by the Company to Mr. Amelio totalled $102,997 in 1994 and $196,263 in 1995 and payments by Mr. Amelio to the Company totalled $25,830 in 1994 and $36,900 in 1995. The Company considers the arrangement to be economically beneficial to it.

    As of August 1, 1995, Gilbert F. Amelio is indebted to the Company in the total amount of $200,000.00 (including interest) as a result of advances made to Mr. Amelio on February 15, 1991 and April 11, 1991 to facilitate the purchase of his personal residence in California. The highest amount outstanding during the fiscal year was $468,295.89 (including interest). Until sale of his prior Texas residence in April 1992, the advances were evidenced by an interest free note and deed of trust executed in favor of the Company on his prior residence. Upon sale of the residence, the prior note was replaced with a promissory note in the principal amount of $450,000 bearing simple interest at the rate of seven percent (7%).

DIRECTOR COMPENSATION

    Each non-employee director receives an annual fee of $20,000, $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended. Committee chairmen receive an additional chairman's fee of $5,000. In addition, each director is reimbursed for expenses incurred in connection with these meetings. During fiscal 1995, the former Chairman of the Board, Peter J.
Sprague, received a chairman's fee of $75,000 and Mr. Beshar received an additional fee of $12,000 for legal services provided to the Board.

    Under the Director Stock Plan, non-employee directors automatically receive 1,000 shares of the Company's Common Stock (i) upon their date of appointment to the Board; and (ii) on the date of each subsequent reelection to the Board by the stockholders. During fiscal 1995, non-employee directors each were issued 1,000 shares of the Company's Common Stock on September 30, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended May 28, 1995 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders with the exception of the late filing by Mr. Sporck, a director of the Company, of one Form 4 reporting the sale of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES. IN ORDER TO BE ELECTED, A NOMINEE FOR DIRECTOR MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following tables set forth the beneficial ownership of each class of equity securities of the Company as of June 25, 1995 by each director and nominee, the chief executive officer and the four other most highly compensated executive officers, and all directors and executive officers as a group:

COMMON STOCK

                                                                        AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP      CLASS
- ----------------------------------------------------------------------  --------------------  -------------
Gilbert F. Amelio.....................................................        370,628(1)            *
Gary P. Arnold........................................................          2,000               *
Robert Beshar.........................................................        139,260(2)            *
Modesto A. Maidique...................................................          3,000               *
Edward R. McCracken...................................................          5,000               *
J. Tracy O'Rourke.....................................................          3,500               *
Charles E. Sporck.....................................................        815,402(3)            *
Donald E. Weeden......................................................          3,500(4)            *
Richard M. Beyer......................................................         15,268(5)            *
R. Thomas Odell.......................................................          3,667(6)            *
Kirk P. Pond..........................................................        105,849(7)            *
George M. Scalise.....................................................         39,382(8)            *
All directors and executive officers as a group.......................      1,872,954(9)             1.52

- --------------
*     Less than 1 percent

(1) Includes 355,000 shares which Mr. Amelio has the right to acquire within 60 days through the exercise of stock options and 256 shares owned by a trust of which Mr. Amelio is a beneficiary.

(2) Includes 24,510 shares owned by Mr. Beshar's adult children in respect of which Mr. Beshar disclaims beneficial ownership.

(3) Includes 8,800 shares owned by Mr. Sporck's adult children in respect of which Mr. Sporck disclaims beneficial ownership and 600,000 shares which Mr. Sporck has the right to acquire within 60 days through the exercise of stock options.

(4)   Includes 500 shares held by a trust of which Mr. Weeden is a beneficiary.

(5) Includes 205 shares held by a trust of which Mr. Beyer is a beneficiary and 14,500 shares which Mr. Beyer has the right to acquire within 60 days through the exercise of stock options.

(6) Includes 1,763 shares owned by a trust of which Mr. Odell is a beneficiary.

(7) Includes 16,809 shares owned by the estate of Mr. Pond's wife, 386 shares held by a trust of which Mr. Pond is a beneficiary and 86,000 shares which Mr. Pond has the right to acquire within 60 days through the exercise of stock options.

(8) Includes 254 shares owned by a trust of which Mr. Scalise is a beneficiary and 31,375 shares which Mr. Scalise has the right to acquire within 60 days through the exercise of stock options.

(9) Includes 434 shares owned by spouses, 16,809 shares owned by the estates of deceased spouses, 33,310 shares owned by adult children in respect of which beneficial ownership is disclaimed, 12,341 shares owned by trusts of which the officer and/or director is a beneficiary and 1,409,025 shares which can be acquired within 60 days through the exercise of stock options.

PREFERRED STOCK

    No members of management own any of the Company's preferred stock.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (hereinafter referred to as the named executive officers) for the last three fiscal years ended May 30, 1993, May 29, 1994 and May 28, 1995:

                         SUMMARY COMPENSATION TABLE(1)

                                                                                LONG TERM COMPENSATION
                                                                             ----------------------------
                                            ANNUAL COMPENSATION                 AWARDS         PAYOUTS
                                -------------------------------------------  -------------  -------------
NAME AND PRINCIPAL                                          OTHER ANNUAL        OPTIONS     LTIP PAYOUTS        ALL OTHER
POSITION(2)            YEAR     SALARY($)    BONUS($)     COMPENSATION(3)       (#S)(4)        ($)(5)        COMPENSATION(6)
- -------------------  ---------  ---------  ------------  ------------------  -------------  -------------  -------------------
Gilbert F. Amelio         1995  $ 694,249  $  726,014                             44,000     $ 1,774,304        $  61,297
 Chairman,                1994    649,847     792,015                             40,000                           49,704
 President and CEO        1993    569,539     792,000        $  529,329           65,000                           32,735
Richard M. Beyer          1995    300,926     225,006                             13,000                           23,950
 Executive Vice           1994    280,292     337,505(7)        211,793           10,000                           19,671
 President and            1993     81,731     150,000            44,732           24,000                            4,430
 Chief Operating
 Officer
R. Thomas Odell           1995    280,781     213,755                             13,000         359,656           16,885
 Senior Vice              1994    260,510     263,009                              6,500                           14,264
 President,               1993    254,821     250,000                             12,000                            9,563
 Business Process
 Improvement
Kirk P. Pond              1995    400,009     350,000                             20,000         407,610           35,081
 Executive Vice           1994    310,199     400,000                             10,000                           26,302
 President and            1993    295,587     300,000                             15,000                           15,664
 Chief Operating
 Officer
George M. Scalise         1995    277,133     210,006                             13,000         335,679           39,559
 Executive Vice           1994    254,085     265,009                              7,500                           33,435
 President and            1993    239,338     240,000                             14,000                           24,187
 Chief
 Administrative
 Officer

- ----------------
(1)  As to the columns omitted, the answer is none.
(2)  Position is as of July, 1995.
(3) In 1994, for Mr. Beyer includes $86,291 reimbursed for the payment of taxes, and $125,502 paid in connection with relocation. In 1993, for Mr. Amelio, includes $209,480 reimbursed for the payment of taxes, and $319,849 paid in connection with relocation, and for Mr. Beyer, $44,732 reimbursed for the payment of taxes. Where no amount is given, the dollar value of perquisites paid to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(4) Options granted under the Stock Option Plan, as amended. Excludes options granted under the Employees Stock Purchase Plan.
(5) LTIP Payouts are made under the Performance Award Plan, which had its first payout at the end of fiscal 1995. Mr. Beyer was not a participant in this cycle of the Performance Award Plan. Awards are paid partly in cash and partly in stock and the payout amount shown is a total of the fair market value of the stock on the payout date plus the cash portion of the award.
(6) For 1995, represents (i) contributions and allocations to the Company's defined contribution retirement plans of $39,973 for Mr. Amelio, $19,768 for Mr. Beyer, $12,539 for Mr. Odell, $26,190 for Mr. Pond and $19,451 for Mr. Scalise and (ii) value of life insurance premiums paid by the Company for term life insurance of $21,324 for Mr. Amelio, $4,182 for Mr. Beyer, $4,346 for Mr. Odell, $8,891 for Mr. Pond and $20,108 for Mr. Scalise. For 1994, represents (i) contributions and allocations to the Company's defined contribution retirement plans of $29,973 for

     Mr. Amelio, $16,879 for Mr. Beyer,  $10,540 for Mr. Odell, $18,550 for  Mr.
     Pond and $16,098 for Mr. Scalise and (ii) value of life insurance premiums paid by the Company for term life insurance of $19,731 for Mr. Amelio, $2,792 for Mr. Beyer, $3,724 for Mr. Odell, $7,752 for Mr. Pond and $17,337 for Mr. Scalise. For 1993, represents (i) contributions and allocations to the Company's defined contribution retirement plans of $12,875 for Mr.
     Amelio, $2,288 for Mr. Beyer, $5,933 for Mr. Odell, $8,212 for Mr. Pond and
     $7,369 for Mr. Scalise and (ii) value of insurance premiums paid by the Company for term life insurance of $19,860 for Mr. Amelio, $2,142 for Mr.
     Beyer,  $3,630  for Mr.  Odell, $7,452  for  Mr. Pond  and $16,818  for Mr.
     Scalise.
(7)  For 1994, includes $50,000 bonus paid on relocation, and for 1993, includes
     $50,000 sign-on bonus.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options in fiscal 1995 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                                % OF TOTAL OPTIONS
                                                     OPTIONS        GRANTED TO       EXERCISE OR               GRANT DATE
                                                     GRANTED    EMPLOYEES IN FISCAL  BASE PRICE   EXPIRATION  PRESENT VALUE
NAME                                                 (#)(1)           YEAR(2)         ($/SH)(3)      DATE        ($)(4)
- -------------------------------------------------  -----------  -------------------  -----------  ----------  -------------
Gilbert F. Amelio................................      44,000             1.84        $   15.50    9/29/04     $   435,116
Richard M. Beyer.................................      13,000              .54            15.50    9/29/04         128,557
R. Thomas Odell..................................      13,000              .54            15.50    9/29/04         128,557
Kirk P. Pond.....................................      20,000              .83            15.50    9/29/04         197,780
George M. Scalise................................      13,000              .54            15.50    9/29/04         128,557

- --------------
(1) Options granted under the Stock Option Plan during fiscal 1995. Options are granted at fair market value at date of grant exercisable in a series of four equal and successive annual installments over the optionee's period of service with the Company, measured from the grant date, with the first installment exercisable one year from the grant date. Each option has a maximum term of ten years and one day, subject to earlier termination in the event of the optionee's termination of employment with the Company.

(2) A total of 2,395,540 options were granted to employees, including executive officers, during fiscal 1995.

(3) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or in a combination of cash and stock. The Stock Option and Compensation Committee (the "Committee") may permit payment of all or part of applicable withholding taxes due upon exercise of the option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions: risk free rate of return of 7%, no dividend yield, time of exercise of ten years, discount for vesting restrictions of 3% per year, and annualized volatility of 46.8% (based on historical stock prices for five years preceding the grant date).

OPTION EXERCISES

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES(1)

                                                                          NUMBER OF
                                                                         UNEXERCISED      VALUE OF UNEXERCISED
                                                                         OPTIONS AT       IN-THE-MONEY OPTIONS
                                                                         FY-END (#)         AT FY-END ($)(3)
                                                           VALUE      -----------------  ----------------------
                                      SHARES ACQUIRED    REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                  ON EXERCISE (#)     ($)(2)        UNEXERCISABLE        UNEXERCISABLE
- ------------------------------------  ---------------  -------------  -----------------  ----------------------
Gilbert F. Amelio...................         0               0         355,000/144,000    $6,703,750/1,826,875
Richard M. Beyer....................         0               0         14,500/ 32,500       200,125/ 377,625
R. Thomas Odell.....................         0               0         75,650/ 30,750      1,622,247/ 408,391
Kirk P. Pond........................         0               0         86,000/ 45,000      1,791,125/ 595,000
George M. Scalise...................         0               0         31,375/ 33,125       599,125/ 446,625

- --------------
(1) Excludes any shares that can be acquired under the Company's Employees Stock Purchase Plan.
(2) Market value of the underlying shares based on the opening price of the Company's Common Stock on the date of exercise less the exercise price.
(3) Represents the difference between $26.75, the market price of the Company's Common Stock at fiscal year end, and the exercise price.

LONG TERM INCENTIVE PLANS

    The following table provides information with respect to the named executive officers concerning awards made under the Company's Performance Award Plan, the Company's only plan for long term incentive compensation, during fiscal 1995. The Performance Award Plan was adopted during fiscal 1993 and the first payouts were made at the end of fiscal 1995 and are shown in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                     PERFORMANCE
                                                                      OR OTHER         ESTIMATED FUTURE PAYOUTS
                                                                       PERIOD               UNDER NON-STOCK
                                                       NUMBER OF        UNTIL            PRICE-BASED PLANS(3)
                                                     SHARES, UNITS   MATURATION   -----------------------------------
                                                    OR OTHER RIGHTS      OR        THRESHOLD    TARGET      MAXIMUM
NAME                                                    (#)(1)        PAYOUT(2)       (#)         (#)         (#)
- --------------------------------------------------  ---------------  -----------  -----------  ---------  -----------
Gilbert F. Amelio.................................        46,100      3-5 years        4,610      46,100      92,200
Richard M. Beyer..................................        14,400      3-5 years        1,440      14,400      28,800
R. Thomas Odell...................................        13,700      3-5 years        1,370      13,700      27,400
Kirk P. Pond......................................        22,400      3-5 years        2,240      22,400      44,800
George M. Scalise.................................        13,400      3-5 years        1,340      13,400      26,800

- --------------
(1)  Denominated in Performance Award Plan units.
(2) The Performance Award Plan cycle runs from three to five fiscal years depending on achievement of target goals. If the target goals are achieved in either the third or fourth fiscal year of the cycle, payout of the award is made at that time. If the target goals are not achieved in either the third or fourth fiscal year, payout of the award will be made at the end of the fifth fiscal year, provided at least the threshold level of performance has been achieved.
(3) Payouts of awards are tied to achieving specified levels on both average normalized return on equity (ANROE) and cumulative average growth rate
     (CAGR). The target amount will be earned if the mix of ANROE and CAGR achieves a certain level. Other amounts, ranging from threshold to maximum, will be earned depending on the matrix composed of a mix of ANROE and CAGR. Estimated future payouts are shown in number of Performance Award Plan units that would be awarded if the threshold, target or maximum levels were achieved; the cash value of the Performance Award Plan units will be based on the average fair market value of the Company's Common Stock at the time awards are actually determined.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has traditionally not used employment contracts for its executive officers or entered into special compensatory plans or arrangements for compensation of executive officers upon termination of employment or change in control of the Company. Upon termination of employment, executive officers are entitled to receive the same benefits as any other terminating employee, including payment of accrued vacation. Executive officers whose employment is terminated by the Company by reason of reduction-in-force have received under Company practice salary and benefits for six months to one year after the date of termination. In addition, directors, the president and other officers at the vice president or higher level appointed by the Board who retire from the Company may continue to participate in the Company's group medical and dental plans after retirement. As of the fiscal year ended May 28, 1995, eight retired officers and directors were participants. Amounts paid by the Company under this program during fiscal 1995 total $46,674.

    The Board has adopted a retirement policy for members of the Board of Directors providing for the payment of the annual director's fee for a period of one half of the number of years the director served on the Board. One retired director is currently receiving payments under this policy.

    In connection with Peter J. Sprague's retirement from the Board of Directors and his position as Chairman of the Board in May, 1995, the Company entered into a consulting agreement with Mr. Sprague for a period of ten years providing for the payment of $250,000 per year. In addition, as partial consideration for Mr. Sprague's services under the consulting agreement and in recognition of Mr. Sprague's thirty years of service on the Board, the Company forgave Mr. Sprague's indebtedness to the Company in the amount of $444,703.27 (as more fully detailed under the heading "Compensation Committee Interlocks and Inside Participation"), reimbursed Mr. Sprague for the taxes due on the forgiveness of the loan and the tax due on such payment in the amount of $391,984, and granted Mr. Sprague an option to purchase 300,000 shares of the Company's Common Stock at an exercise price of $27.875 (the fair market value of the stock on the date of grant). The option was granted subsequent to Mr. Sprague's retirement. Although the option was not granted under the Company's Stock Option Plan, the terms of the option are similar to terms of options granted under the Stock Option Plan and the option is exercisable in four equal and successive annual installments over the term of the consulting agreement.

               STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation:

    COMPENSATION PHILOSOPHY

    Under the supervision of the Stock Option and Compensation Committee of the Board of Directors, the Company has implemented compensation policies, plans and programs designed to enhance the profitability of the Company and stockholder value by closely aligning the financial interests of the Company's senior managers with those of its stockholders. As a general rule, base salaries are set at levels competitive to the electronics industry as a whole. Annual and longer term incentive compensation programs are used to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their ability. Both types of incentive compensation are variable and closely related to performance goals intended to encourage a continuing focus on profitability and stockholder value.

    In evaluating the performance and setting the incentive compensation of the Company's executive officers, the Committee has taken particular note of management's strategic repositioning of the Company, restructuring of the Company through consolidation of worldwide manufacturing capacity, and redirection of the Company's focus and objectives, which the Committee believes have been large factors in the Company's continued and substantial profitability in the last three fiscal years. The Committee has also taken into account management's commitment to the long term success of the Company through development of a vision for the Company and improvements in new product development programs, strategic planning processes, focused research and development spending, expanded employee training programs and metrics used for guiding critical business decisions and measuring employee performance.

    Based on its evaluation of these factors, the Committee believes that the executive management of the Company is dedicated to achieving and maintaining continued improvements in long term financial performance and shareholder value and that the compensation policies, plans and programs the Company has implemented have contributed and will contribute to achieving the desired management focus.

    Compensation for each of the officers identified in the proxy statement ("Named Officers"), as well as other individuals designated by the Board as officers subject to Section 16 of the Securities and Exchange Act of 1934 ("Executive Officers"), consists of a base salary and annual and long-term incentive compensation. Base salaries are fixed primarily to maintain competitive pay practices in the electronics industry. Annual and longer-term incentive compensation is more variable and closely tied to the Company's success in achieving significant performance goals for the fiscal years in question. With the exception of stock options, incentives paid in the past are not considered in setting current incentive targets. More specific information on each of these compensation elements follows.

    SALARIES

    It is the Committee's objective to fix base salaries at levels that are competitive (what is perceived to be the middle of the range) to those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including those companies making up the semiconductor manufacturers in the peer group line of the stock performance graph. The Committee believes that this is necessary to attract and retain the executive talent required to lead the Company as the Company competes with a large number of companies in the electronics industry, including semiconductor manufacturers, for executive talent. At the end of each fiscal year, each Executive Officer (excluding Mr. Amelio) is reviewed by Mr. Amelio and, where applicable, his or her manager using the same review standards applied to all employees in the Company. The review made in fiscal 1995 for performance in fiscal year 1994 covered results achieved on specific performance objectives, and evaluation of position performance characteristics and peer, subordinate and internal customer feedback. Specific performance objectives vary depending on the Executive Officer's position and responsibilities (i.e., an operations  manager  may be  given an  objective of  achieving a  certain profit target for the manager's business unit operation while the chief financial officer may be given an objective of implementing certain financial control systems). Position performance characteristics reviewed in fiscal 1995 included technical/functional skills; execution/productivity; customer focus/quality; communications/interpersonal skills; team participation; innovation/problem solving; leadership/employee development; and other position-specific characteristics identified by the appropriate manager, with each position performance characteristic weighted equally. Peer, subordinate and internal customer feedback was also considered in the review process. The Executive Officer's manager then made a recommendation as to salary, including salary increases, based on the manager's performance judgment. The Committee reviewed independently these recommendations and approved, with any modifications it deemed appropriate, the annual salary, including salary increases, for the Executive Officers (other than Mr. Amelio). Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the Company's pay practices within the electronics industry.

    With respect to Mr. Amelio, the Committee reviewed and fixed the base salary of Mr. Amelio separately based on the Committee's assessment of his performance and its expectations as to his future contributions in leading the Company and its businesses. Competitive compensation data was considered a primary factor in setting Mr. Amelio's salary. During fiscal 1995, Mr. Amelio was given a salary increase of 20%, which brought his total cash compensation (based on salary and incentives at the 100% performance level) to what was perceived to be the middle of the range for chief executive officer compensation for a broad range of electronics manufacturers (a group that is considerably larger than the semiconductor manufacturers included in the peer group line in the stock performance graph). While the salary increase was substantial, the Committee felt that it was warranted given Mr. Amelio's success in achieving continued, sustained profitability and building shareholder value for the Company. In addition, Mr. Amelio had not received a salary increase during fiscal 1994.

INCENTIVE COMPENSATION

    EXECUTIVE OFFICER INCENTIVE PLAN

    Annual incentive compensation for fiscal 1995 was awarded under the Executive Officer Incentive Plan ("EOIP") which was first adopted by the Company during fiscal 1995 and approved by stockholders at the September 1994 Annual Meeting. The EOIP, in which only Executive Officers may participate, is modeled on the Company's Key Employee Incentive Plan which has been in effect for several years and is still available for key employees who are not Executive Officers of the Company. Under the EOIP, incentive awards are calculated at the end of the fiscal year, with the amount of the award based upon achievement of financial, strategic and management performance measures (or goals) based on business criteria specified in the EOIP. At the beginning of the fiscal year, the Committee reviewed and approved, making such modifications as it deemed necessary, the recommendations of Mr. Amelio and the Company's finance department for the financial, strategic and performance goals and the specific weights assigned to the performance goals. To foster teamwork, all EOIP participants were given the same performance goals and the same goal weighting. Financial goals for fiscal 1995 were based on profit before income tax and revenue growth, with performance measured against targets set for the end of each fiscal half and the end of the fiscal year and the weight assigned to the financial goals was 50% of the total weight. Strategic goals, which accounted for 35% of the total weight, included improvements in customer satisfaction and the ratio of new product offerings and achievements in targeted market segments. Management goals, which accounted for 15% of the total weight, included improvements in human resource programs, scrap, quality accidents, cycle time, and quoting of price and delivery performance. All goals had numerical measurements specified for defining levels of achievement.

    At the start of the fiscal year, the Committee also set target incentive levels, which established the expected value, as a percentage of base salary, of an EOIP award at a performance rating of 100%. Those target incentive levels were set for all Executive Officers, including Mr. Amelio, at levels that would be expected to bring total annual cash compensation (salary and EOIP award paid out at a 150% performance rating) to the level that is perceived to be the top quarter of the range for senior executives at electronics manufacturers in general (again, a group that is considerably larger than the semiconductor manufacturers included in the peer group line in the stock performance graph). Actual awards can range from 0% to 200% of the target incentive. At the end of the fiscal year, the Committee reviewed the performance of the Executive Officers (including Mr. Amelio) against the collective goals, and the results of this review process were used by the Committee to determine the total performance score, which was the same for each Executive Officer, including Mr. Amelio.

    As noted above, Mr. Amelio's goals were the same as those for all the other Executive Officers, and performance on the goals is measured against specific numerical measurements. The EOIP does not permit the Committee to make discretionary increases in the incentive that would otherwise be paid once performance is measured. The goals set for fiscal 1995 were extremely aggressive and the performance achieved on certain of the goals was less than 100%. As a result, the EOIP awards for fiscal 1995 (which appear as "Bonus" in the Summary Compensation Table) were paid out at achievement levels lower than those reached in the prior two fiscal years. All Executive Officers received the same performance rating on the EOIP goals, which was then applied to the target incentive level to determine the final dollar amount of the incentive award. This approach of setting the same goals and awarding the same performance ratings for all Executive Officers was specifically designed to encourage teamwork among the Executive Officers by cutting across functional lines to focus on overall corporate success. The Committee also believes that it serves as a useful tool for assessing Mr. Amelio's management skills.

    PERFORMANCE AWARD PLAN

    The Performance Award Plan ("Performance Plan") was first adopted during fiscal 1993. The Performance Plan provides for the award of stock and/or cash based on performance units assigned to participants at the start of Performance Plan cycles running from three to five fiscal years and the achievement of performance goals during that cycle. The Committee is responsible for the administration of the Performance Plan. For fiscal 1995 and based on the recommendations of the Company's senior human resources executive management, the Committee selected only the Executive Officers for participation in the Performance Plan. Target awards, expressed as a number of performance units, were assigned by the Committee to the participants and are shown for the Named Officers in the Long Term Incentive Plans table. The number of performance units assigned to each Executive Officer was based on a calculation of salary multiples and a desired stock price, with the intention that a certain portion of the compensation package should be paid in stock. The Committee also approved performance goals and triggering performance goals for the Performance Plan cycle commencing in fiscal 1995, with both set in terms of the Company's return on equity and cumulative average growth rate, goals which the Committee believes will focus Executive Officers on achieving shareholder value. The triggering performance goal "triggers" the payout of the award if it is met in either the third or fourth year of the five year Performance Plan cycle. At the time awards are determined, the number of performance units awarded, as a percentage of the target award, is determined by the Company's actual performance against the stated goals. No participant can receive more than 200% of the number of target award performance units.

    The Committee has the sole power and discretion to pay Performance Plan awards in Company Common Stock, or as a combination of stock and cash, with the cash portion not to exceed 50% of the total award unless the Committee determines, due to extenuating circumstances, that it is more appropriate to pay awards entirely in cash. It is intended however, that Performance Plan awards will be paid in Company stock to the greatest extent possible. The Committee intends that participants who receive awards under the Performance Plan will receive a reduced number of stock options under the Company's stock option programs, while keeping the percentage of compensation paid based on the Company's stock value roughly equal to that used in the past. The Committee believes that goals set under the Performance Plan focus the Company's Executive Officers on building long term profitability and stockholder value.

    At the end of fiscal 1995, the performance goals based on annual returns on equity set in fiscal 1993 for Cycle I of the Performance Award Plan had been exceeded and payout of awards under Cycle I was triggered. The amounts paid under the Performance Award Plan are shown under "LTIP Payouts" in the Summary Compensation Table. The award was paid in a combination of cash and stock; the cash value of each performance unit was $21.89167, the average price of the Company's stock over the last forty-five trading days of the fiscal year, and for purposes of payment in stock each performance unit was equal to one share of Common Stock. The dollar value of the stock portion of the award shown in the table was calculated at a stock price of $26.0625, representing the stock price on July 19, 1995, the date award payouts were approved.

    STOCK OPTIONS

    For many years, the Company has provided stock options as an incentive to its executives and key employees to promote the growth and profitability of the Company. Stock options have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries.

    The Committee is responsible for the administration of the Company's stock option programs. Option grants are made under the Stock Option Plan, as amended, at the fair market price on date of grant and have historically become exercisable in equal installments over a four year term, expiring up to ten years and one day after the date of grant. The Committee believes stock options are a competitive necessity in the electronics industry, particularly in the semiconductor portion thereof.

    Options are viewed as long term incentive compensation. The Committee believes that a certain portion of the compensation package for all Executive Officers, including Mr. Amelio, should be based on long term incentives with the goal again to bring total compensation (salary, annual and long term incentives) to a level that is at the middle of the range for senior executives at electronics manufacturers in general. Options are valued at the date of grant using a variation of the Black-Scholes valuation method; this method determines the number of options to be granted to bring the total compensation package to this competitive level.

    In fixing the grants of stock options to Executive Officers, including the Named Officers other than Mr. Amelio, the Committee reviewed with Mr. Amelio the recommended individual awards, taking into account prior option grants still outstanding, and, more importantly, the respective scope of accountability, strategic and operational goals, anticipated performance requirements and contributions of each Executive Officer, as well as formulae for salary multiples and option valuation under the Black-Scholes valuation method that are designed to value the total compensation package. The award to Mr. Amelio was fixed separately and was based, among other things, on prior option grants still outstanding, and, more importantly, on a review of his total compensation package and the Committee's perception of his past and expected future contributions to the Company's achievement of its long-term performance goals.

    LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION FOR FEDERAL INCOME TAX PURPOSES

    The Onmibus Budget Reconciliation Act of 1993 (the "1993 Act") precludes the Company from taking a deduction in fiscal 1995 or subsequent years for compensation in excess of $1 million for the chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee has been following this matter closely. Following a review of the Company's executive compensation programs in light of the requirements of the 1993 Act, the Committee adopted the EOIP which was approved by stockholders at the 1994 Annual Meeting. In addition, the Committee made certain amendments to the Stock Option Plan which were intended to make options granted under the Plan qualify as performance-based compensation exempt from the deduction limit. The amendments to the Stock Option Plan were also approved by stockholders at the 1994 Annual Meeting. The Committee believes that the EOIP, the Stock Option Plan and the
Performance Plan all qualify as performance-based compensation under the proposed regulations issued under the 1993 Act, allowing the Company to deduct compensation paid to Executive Officers under these plans.

    Submitted by members of the Stock Option and Compensation Committee:

                           Gary P. Arnold -- Chairman

           Robert Beshar     Modesto A. Maidique     J. Tracy O'Rourke

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index for the five years ending May, 1995. A three year comparison of the Company to these indices beginning the three fiscal years ending May, 1995 is also included to correspond to the three years of data included in the Summary Compensation Table. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index. It also assumes reinvestment of all dividends.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NSC, S&P 500 INDEX AND S&P ELECTRONICS (SEMICONDUCTORS) INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NSC      S&P 500    PEER GROUP
1990          100.00     100.00        100.00
1991           86.15     111.79        100.04
1992          129.23     122.81        102.34
1993          180.00     137.06        208.88
1994          238.46     142.90        240.92
1995          307.69     171.75        379.01

- --------------
* $100 invested on 5/31/90 in stock or index, including reinvestment of dividends

          COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN* AMONG NSC, S&P 500 INDEX AND S&P ELECTRONICS (SEMICONDUCTORS) INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NSC      S&P 500    PEER GROUP
1992          100.00     100.00        100.00
1993          139.29     111.61        204.10
1994          184.52     116.36        235.41
1995          238.10     139.86        370.34

- --------------
* $100 invested on 5/31/92 in stock or index, including reinvestment of dividends

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Stock Option and Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graphs shall not be incorporated by reference into any such filings; nor shall such Report or Graphs be incorporated by reference into any future filings.

                  OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING

    The Common Stock of the Company is its only class of voting Capital Stock. The Company's Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on August 18, 1995. At the close of business on that date, the Company had issued and outstanding 123,635,214 shares of Common Stock, $.50 par value (excludes shares held by the Company as treasury stock) and the closing price of the Company's Common Stock as reported in the Wall Street Journal composite transactions was $30.50.

    The following table sets forth the known ownership of more than 5% of the Company's outstanding Common Stock as of June 25, 1995.

                                                                               AMOUNT AND
                                                                                NATURE OF
                            NAME AND ADDRESS OF                                BENEFICIAL     PERCENT OF
                             BENEFICIAL OWNER                                   OWNERSHIP        CLASS
- ---------------------------------------------------------------------------  ---------------  -----------
Common Stock:
  FMR Corporation
    82 Devonshire Street
    Boston, Massachusetts 02109............................................    18,211,904(1)       14.43
  The Capital Group Companies, Inc.
    333 South Hope Street
    Los Angeles, CA 90071..................................................    15,126,980(2)       11.98
  The TCW Group, Inc.
    865 South Figueroa Street
    Los Angeles, CA 90017..................................................    12,739,854(3)       10.09

- --------------
(1) Includes 689,997 shares of which FMR Corporation has sole voting power and 18,211,904 shares of which FMR Corporation has sole dispositive power. The information concerning shares owned is from a Schedule 13-G dated February 13, 1995.

(2) The Capital Group Companies, Inc. disclaim beneficial ownership pursuant to Rule 13d-4 of the Securities and Exchange Act of 1934. Includes 3,833,800 shares of which The Capital Group Companies, Inc. has sole voting power and 15,126,980 shares of which The Capital Group Companies, Inc. has sole dispositive power. The information concerning the shares owned is from a
     Schedule 13-G dated February 8, 1995.

(3) Includes 12,739,894 shares of which The TCW Group, Inc. has sole voting and dispositive power. The information concerning the shares owned is from a
     Schedule 13-G dated April 18, 1995.

                              -------------------

    The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the 1995 Annual Meeting of Stockholders. Each holder of Common Stock is entitled to one vote for each share held. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all nominees. Proxies which withhold authority to vote as to specific directors shall be deemed to cast votes for those directors not so specified. If no vote is marked with respect to any matter, the shares will be voted in accordance with the Board of Directors' recommendations. Abstentions and broker non-votes are included in the determination of a quorum but neither abstentions nor broker non-votes are counted in determining the number of shares voted on proposals presented to stockholders.

                              INDEPENDENT AUDITORS

    The Board has selected the accounting firm of KPMG Peat Marwick to continue to serve as the Company's independent auditors for the fiscal year ending May 26, 1996. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. A representative of KPMG Peat Marwick is expected to attend this meeting and will be available to respond to stockholders' questions or make a statement if he or she desires to do so.

    Audit services provided by KPMG Peat Marwick in fiscal 1995 included the examination of the Company's consolidated financial statements for the year ended May 28, 1995, the review of various filings with the Securities and Exchange Commission, and statutory audits of certain foreign subsidiaries.

    The audit services provided to the Company by KPMG Peat Marwick were approved by the Audit Committee of the Board prior to being rendered. Other specific services were approved by officers of the Company after a determination that none of such services would affect KPMG Peat Marwick's independence as auditors of the Company's financial statements based upon guidelines previously approved by the Audit Committee.

                             STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 1996 Annual Meeting of Stockholders of the Company, provided that such proposals are received in writing by the Company no later than April 25, 1996, and provided that such proposals are otherwise in compliance with applicable law and regulations.

                                 ANNUAL REPORT

    This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended May 28, 1995. Stockholders are referred to such report for financial and other information about the activities of the Company, but except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, MAIL STOP 10-397, NATIONAL SEMICONDUCTOR CORPORATION, 2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090.

                           INCORPORATION BY REFERENCE

    According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995.

                                 OTHER MATTERS

    Management knows of no other matters which will be brought before the meeting. If any such matters are properly brought before the meeting, however, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

    Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy at your earliest convenience in the enclosed postpaid envelope.

                                                    JOHN M. CLARK III
                                                    SECRETARY

August 25, 1995

PROXY                   NATIONAL SEMICONDUCTOR CORPORATION

          This is Proxy Solicited on Behalf of the Board of Directors
            1995 Annual Meeting of Stockholders, September 29, 1995

   The undersigned acknowledges receipt of (a) Notice of 1995 Annual Meeting of the Stockholders of the Company to be held on September 29, 1995, (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended May 28, 1995. Gilbert F. Amelio and John M. Clark III, or either of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of National Semiconductor Corporation (the "Company") which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders to be held in the Hall of Cities Room of the Santa Clara Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California on September 29, 1995 or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

   The Company's Board of Directors Recommends a FOR Vote on Each Item and Shares Will Be So Voted Unless Otherwise Directed.

             CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE     SEE REVERSE
                                                                  SIDE

X PLEASE MARK
  VOTES AS IN
  THIS EXAMPLE


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

1. ELECTION OF DIRECTORS Nominees:

Gilbert F. Amelio, Gary P. Arnold,
Robert Beshar, Modesto A. Maidique,
Edward R. McCracken, J. Tracy
O'Rourke, Charles E. Sporck, Donald
E. Weeden.
                FOR      WITHHELD
              /     /     /     /


- ------------------------------------------------------------

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided above


                        IN THEIR DISCRETION THE PROXIES ARE     MARK HERE
                        AUTHORIZED  TO VOTE  ON SUCH  OTHER    FOR ADDRESS  / /
                        MATTERS AS MAY PROPERLY COME BEFORE     CHANGE AND
                        THE  MEETING  OR   ANY  ADJOURNMENT    NOTE AT LEFT
                        THEREOF

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS, IF ACTING AS
ATTORNEY,  EXECUTOR,   TRUSTEE  OR  IN  REPRESENTATIVE
CAPACITY, SIGN NAME AND TITLE.


Signature:                                        Date
          ------------------------------------         ----------------

Signature:                                        Date
          ------------------------------------         ----------------